                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

                              One Commerce Square
                             Philadelphia, PA 19103

                            IMPORTANT ANNUAL MEETING
                                                                  April 10, 2001

DEAR SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Lincoln National Convertible Securities Fund, Inc. (the "Fund") to be held on Friday, May 18, 2001, at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois at 10:30 a.m. (CDT). Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

   The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we will also report on the operations of your Fund and directors and officers will be present to respond to any questions you may have.

                                    CAUTION

   A dissident shareholder, Mr. Phillip Goldstein, has announced his intention to commence a proxy contest in opposition to your Board of Directors. Mr. Goldstein will be seeking your support to, among other things, elect himself and another dissident in place of the two highly qualified and experienced nominees proposed for election by your Board. WE URGE YOU TO REJECT MR. GOLDSTEIN'S SOLICITATION -- DO NOT SIGN ANY PROXY CARD HE MAY SEND YOU. PLEASE BE ASSURED THAT YOUR BOARD OF DIRECTORS WILL CONTINUE TO ACT IN THE BEST INTEREST OF ALL FUND SHAREHOLDERS.

   YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

   On behalf of your Board of Directors, thank you for your continued interest and support.

                                                             Sincerely,


                                                             /s/ David K. Downes

                                                             David K. Downes
                                                             President

                                   IMPORTANT

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. AS SUCH,
       PLEASE SIGN, DATE AND MAIL YOUR WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
 SHAREHOLDERS WITH QUESTIONS OR REQUIRING ASSISTANCE MAY CALL D. F. KING & CO.,
           INC., WHICH IS ASSISTING US, TOLL-FREE AT 1-800-628-8536.

                       This Page Intentionally Left Blank

               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

   The Annual Meeting of Stockholders of LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC. (the "Fund") will be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, on Friday, May 18, 2001 at 10:30 a.m. (CDT), for the following purposes.

   1. To elect two Directors for the Fund to hold office until their successors are elected and qualified.

   2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Fund for the fiscal year ending December 31, 2001.

   3. To act upon three shareholder proposals if properly presented at the Annual Meeting.

   4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   Stockholders of record at the close of business on March 26, 2001 are entitled to vote at the Annual Meeting.

                                             By order of the Board of Directors.

                                             /s/ David F. Connor

                                             David F. Connor
                                             Secretary

April 10, 2001

                             YOUR VOTE IS IMPORTANT

 YOUR VOTE IS IMPORTANT TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND AVOID
    THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, PLEASE MARK
     PREFERENCES, SIGN, DATE AND PROMPTLY MAIL YOUR WHITE PROXY CARD IN THE
               ENCLOSED POSTAGE PAID ENVELOPE. PLEASE ACT TODAY!

               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

                              ONE COMMERCE SQUARE
                        PHILADELPHIA, PENNSYLVANIA 19103

                                PROXY STATEMENT
             Annual Meeting of Stockholders to be held May 18, 2001

   The Board of Directors of Lincoln National Convertible Securities Fund, Inc. (the "Fund") is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 18, 2001, at 10:30 a.m. (CDT) at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, or at any adjournment of that meeting.

   The Fund's most recent annual report was previously mailed to shareholders. The Fund will furnish, without charge, a copy of its annual report to a stockholder upon request made to Delaware Service Company, Inc. ("DSC"), the Fund's administrator, 1818 Market Street, Philadelphia, Pennsylvania 19103, or by calling 1-800-523-1918.

   The purpose of the Annual Meeting is to consider the Proposals listed on the accompanying Notice. The Board of Directors of the Fund urges you to complete, sign, date and mail promptly the Proxy Card (or Cards) included with the Proxy Statement, whether or not you intend to be present at the Annual Meeting. It is important that you provide voting instructions promptly to help ensure a quorum for the Annual Meeting. A proxy may be revoked at any time before it is voted by submission to the Fund of a later dated proxy, by notice in writing to the Fund, or by the stockholder's attendance and vote at the Annual Meeting. If your shares are held in the name of your broker, you will have to make arrangements with your broker to revoke any previously executed proxy. If the proxy is not revoked, the shares represented by such proxy will be voted according to the instructions on the Proxy Card or, if not marked, the proxies will vote on each Proposal in accordance with the recommendation of Fund management as indicated on the Proxy Card. The Board of Directors recommends strongly that you vote "FOR" Proposals No. 1 and No. 2 and "AGAINST" Proposals No. 3, No. 4 and No. 5. The proxies will also be authorized to vote in their discretion on any other matter which may properly come before the Annual Meeting. If you sign and return a Proxy Card, you may still attend the Annual Meeting and vote your shares in person. If your shares are held of record by a broker and you wish to vote in person at the Annual Meeting, you should obtain a Legal Proxy from your broker of record and present it at the Annual Meeting.

   The number of votes needed to approve the Proposals varies. The voting requirements are described within each Proposal. Broker non-votes and abstentions will be included for purposes of determining whether a quorum is present for the Fund at the Annual Meeting. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners entitled to vote and the broker does not have discretionary voting authority. Broker non-votes and abstentions will be treated as votes present at the Annual Meeting, but will not be treated as votes cast. They therefore would have no effect on Proposals which require a plurality or a majority of votes cast for approval.

   In the event that a quorum is not present, or if sufficient votes are not received for the adoption of any Proposal, management may determine to propose an adjournment or adjournments of the Annual Meeting. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present at the Annual Meeting in person or by proxy. In such circumstances, the persons named as proxies will vote in favor of any proposed adjournment.

   Stockholders of record at the close of business on March 26, 2001 will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, the Fund had 6,087,075 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock will be entitled to one vote at the Annual Meeting.

   This Proxy Statement and accompanying Proxy Card are being mailed on or about April 12, 2001. The solicitation of proxies will be largely by mail but may include telephonic, telegraphic or other electronic means, or by personal contacts by Directors and officers of the Fund or regular employees of the Fund's investment adviser (the "Adviser") and its affiliates, and/or employees of DSC or employees of the Fund's stock transfer agent, EquiServe L.P. As noted below under "Solicitation of Proxies," the Fund has also engaged the services of a proxy solicitor to assist in the solicitation of proxies. The Fund's Adviser is Delaware Management Company, a series of Delaware Management Business Trust, One Commerce Square, Philadelphia, PA 19103.

   As you may be aware, Mr. Phillip Goldstein of Opportunity Partners, L.P. has announced his intention to commence a hostile proxy contest, and fund management believes that he will mail his own proxy solicitation materials (the "Dissident Proxy") to our shareholders. Mr. Goldstein will attempt to solicit your vote for the purpose, among other things, of electing himself and his colleagues as Directors of your Fund. As described more fully below, the Directors believe that Mr. Goldstein, Mr. Ralph Bradshaw, Mr. Andrew Dakos and Mr. Gary Bentz (the "Dissident Nominees"), seek positions on the Board of Directors to further Mr. Goldstein's own personal agenda, which is reflected in his other proposals addressed below. The Directors' reasons for strongly opposing the Dissident Nominees and Mr. Goldstein's various proposals are set forth in the Opposition Statements included as part of each Proposal in this Proxy Statement. Please give this material your careful attention.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

   The Board of Directors of the Fund is comprised of three Classes of Directors. The seven Directors of the Fund are divided into three separate Classes as follows: two Directors constituting Class 1 Directors have a term of office until the 2003 Annual Meeting and until their successors are elected and qualified; two Directors constituting Class 2 Directors have a term of office until this 2001 Annual Meeting and until their successors are elected and qualified; and three Directors constituting Class 3 Directors have a term of office until the 2002 annual meeting of stockholders and until their successors are elected and qualified. The Directors in each Class are set forth below.

            CLASS OF DIRECTORS        NAMES OF DIRECTORS
            ------------------        ------------------
                Class 1:              Adela Cepeda and Roger J. Deshaies
                Class 2:              David K. Downes and Richard M. Burridge
                Class 3:              Thomas L. Bindley, Daniel R. Toll and
                                      H. Thomas McMeekin

   At each annual meeting of stockholders, Directors will be elected to succeed the Class of Directors whose terms expire at that meeting, and each newly elected Director will serve for a three-year term and until his or her successor is elected and qualified. Subject to the limitations imposed by the Investment Company Act of 1940, as amended ("1940 Act"), a vacancy that occurs during a term may be filled by the Board. A replacement selected by the Board will serve the remainder of the vacated term until the annual meeting of stockholders at which that Class of Directors is up for election and until his or her successor is elected and qualified.

   Except as otherwise directed on the Proxy Card, the persons named as proxies will vote "FOR" the election of the nominees for Directors listed below. Each of the nominees has consented to be a nominee and to serve as a Director if elected. In the event that any of the nominees should become unavailable for election as a Director, the persons named in the accompanying proxy intend to vote for such substitute as the Board of Directors of the Fund may select.

   Required Vote. Under Maryland law, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected.

                                                          CLASS 2 DIRECTORS
                                               (TO BE ELECTED AT THIS ANNUAL MEETING)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    COMMON STOCK
                                                                                                                    BENEFICIALLY
               NAME,  AGE, POSITION WITH THE FUND, BUSINESS EXPERIENCE                                                OWNED AT
                    DURING THE PAST FIVE YEARS AND DIRECTORSHIPS                                                FEBRUARY 28, 2001***
------------------------------------------------------------------------------------------------------------------------------------
RICHARD M. BURRIDGE* (72), Director of the Fund (since 1986); Director of Lincoln National Income Fund, Inc.           5,923
(since 1986); Vice President, PaineWebber (since 2000); Chairman (1996 - 2000), prior thereto President (1986
- 1996), The Burridge Group, Inc. (investment management); Consultant, Cincinnati Financial Corporation;
Chairman of the Board, Fort Dearborn Income Securities, Inc.
------------------------------------------------------------------------------------------------------------------------------------
DAVID K. DOWNES **(61), President and Director of the Fund and President and Director of Lincoln National                  0
Income Fund, Inc. (since February 2001); President, Chief Executive Officer, Chief Financial Officer and
Trustee/Director of 33 investment companies in the Delaware Investments family of funds; President and
Director of Delaware Management Company, Inc.; President of Delaware Management Company (a series of Delaware
Management Business Trust); President, Chief Executive Officer and Director of Delaware Capital Management,
Inc.; Chairman, President, Chief Executive Officer and Director of Delaware Service Company, Inc.; President,
Chief Operating Officer, Chief Financial Officer and Director of Delaware International Holdings Ltd.;
President, Chief Operating Officer and Director of Delaware General Management, Inc.; Chairman, President,
Chief Executive Officer and Director of Delaware Management Trust Company and Retirement Financial Services,
Inc.; Executive Vice President, Chief Operating Officer and Chief Financial Officer of Delaware Management
Holdings, Inc., Founders CBO Corporation, Delaware Distributors, L.P. and Delaware Investment Advisers (a
series of Delaware Management Business Trust); Executive Vice President, Chief Financial Officer, Chief
Operating Officer and Trustee of Delaware Management Business Trust; Executive Vice President, Chief
Operating Officer, Chief Financial Officer and Director of DMH Corp., Delaware Distributors, Inc., Founders
Holdings, Inc. and Delvoy, Inc.; and Director of Delaware International Advisers Ltd. During the past five years, Mr. Downes has served in various executive capacities at different times within Delaware Investments.
------------------------------------------------------------------------------------------------------------------------------------

                                                         CLASS 1 DIRECTORS
                                               (Term Expires at 2003 Annual Meeting)
                                   (These Directors are NOT being elected at this Annual Meeting)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    COMMON STOCK
                                                                                                                    BENEFICIALLY
               NAME,  AGE, POSITION WITH THE FUND, BUSINESS EXPERIENCE                                                OWNED AT
                    DURING THE PAST FIVE YEARS AND DIRECTORSHIPS                                                FEBRUARY 28, 2001***
------------------------------------------------------------------------------------------------------------------------------------
ADELA CEPEDA (42), Director of the Fund (since 1992); Director of Lincoln National Income Fund, Inc. (since            3,795
1992); President, A. C. Advisory, Inc. (since 1995); Commissioner, Chicago Public Building Commission (since
1992); Director and Vice President, Harvard Club of Chicago (since 1986).
------------------------------------------------------------------------------------------------------------------------------------
ROGER J. DESHAIES (51), Director of the Fund (since 1992); Director of Lincoln National Income Fund, Inc.              2,317
(since 1992); Senior Vice President, Finance, Brigham and Women's Hospital (Harvard Medical School teaching affiliate) (1998 - Present); Corporate Director, Partners Health System (since 1998); Senior Vice President,
Finance, Parkview HealthSystem (1990 - 1998); Director (1995 - 1998) and prior thereto President and
Chairman (1993 - 1995), Hospital Laundry Services, Inc.; Director, Signature Care, Inc. (1992 - 1998);
Director and Treasurer, Pine Valley Country Club (1993 - 1998).
------------------------------------------------------------------------------------------------------------------------------------

                                                         CLASS 1 DIRECTORS
                                               (Term Expires at 2003 Annual Meeting)
                                   (These Directors are NOT being elected at this Annual Meeting)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    COMMON STOCK
                                                                                                                    BENEFICIALLY
               NAME,  AGE, POSITION WITH THE FUND, BUSINESS EXPERIENCE                                                OWNED AT
                    DURING THE PAST FIVE YEARS AND DIRECTORSHIPS                                                FEBRUARY 28, 2001***
------------------------------------------------------------------------------------------------------------------------------------
THOMAS L. BINDLEY (57), Director of the Fund (since 1998); President, Bindley Capital Corporation (since               5,000
1998); Executive Vice President and Chief Financial Officer, Whitman Corporation (1992 - 1998); Director,
Midas, Inc. (since 1998); Director, Strategic Equipment and Supply Corporation (since 2000).
------------------------------------------------------------------------------------------------------------------------------------
H. THOMAS McMEEKIN**** (48), Managing Partner, Griffin Investments, LLC (since 2000); President (1994 -                1,251
2001) and Director (since 1990) of the Fund; President (1994 - 2001) and Director (since 1990), Lincoln
National Income Fund, Inc.; Executive Vice President and Chief Investment Officer - Fixed Income, Delaware
Investments (1999 - 2000); President (1994 - 2000), and Director (1991 - 2000), Lincoln Investment
Management Inc.; Executive Vice President and Chief Investment Officer (1994 - 2000) of Lincoln National
Corporation; Director, The Lincoln National Life Insurance Company (1994 - 2000), Delaware Management
Holdings, Inc. (1995 - 2000), Lincoln National Investment Companies, Inc. (1995 - 2000), and Vantage Global
Advisors, Inc. (1994 - 2000).
------------------------------------------------------------------------------------------------------------------------------------
DANIEL R. TOLL (74), Director of the Fund (since 1986); Director of Lincoln National Income Fund, Inc.                 1,000
(since 1986); retired President and Director, Heller International Corporation; Director, Wiss, Janney,
Elstner Associates, Inc.; Trustee, INEX Insurance Exchange (until 2001); Director, Kemper Insurance
Companies (until 2000), Mallinckrodt, Inc. (until 1999), NICOR, Inc. (until 1998) and A. P. Green
Industries, Inc. (until 1998).
------------------------------------------------------------------------------------------------------------------------------------

*    Mr. Burridge is an "interested person" of the Fund (as defined in the 1940
     Act) by virtue of his affiliation with a registered broker-dealer.

** Mr. Downes is considered to be an "interested person" of the Fund (as defined in the 1940 Act) by virtue of his affiliation with the Fund's Adviser. Mr. Downes acquired shares of common stock of Lincoln National Corporation, of which the Adviser is a wholly-owned subsidiary, in the ordinary course of business during 2000, but those transactions involved substantially less than 1% of the outstanding shares of Common Stock of Lincoln National Corporation.

*** The shares beneficially owned by each of the Directors do not exceed 1.0% of the outstanding shares of Common Stock of the Fund. Each Director has sole voting and investment authority over the shares shown, except as follows. The Fund shares listed for Mr. Deshaies include 1,530 shares held in trust.

**** Mr. McMeekin is an "interested person" of the Fund (as defined in the 1940
     Act). Until June 30, 2000, Mr. McMeekin was President of the Fund's previous investment adviser, and was also an executive officer of Lincoln National Corporation, of which the Fund's previous investment adviser and the Fund's current Adviser are wholly-owned subsidiaries. Mr. McMeekin acquired shares of Common Stock of Lincoln National Corporation in the ordinary course of business during 2000, but those transactions involved substantially less than 1% of the outstanding shares of the Common Stock of Lincoln National Corporation.

   As of February 28, 2001, the Directors and officers of the Fund as a group beneficially owned 19,286 shares of the Fund, representing less than 1% of the shares of Common Stock outstanding of the Fund.

   The members of the Nominating, Audit and Joint Transaction Committees consist of all of the Directors except Messrs. Burridge, Downes and McMeekin who, as noted above, are "interested persons" of the Fund. The Nominating Committee recommends nominees for Directors and officers for consideration by the full Board of the Fund. The Nominating Committee does not solicit suggestions for nominees for the Board of Directors of the Fund, but suggestions accompanied by detailed biographical data will be considered if sent to the Secretary of the Fund by the date set forth under "Date for Stockholder Proposals" below. The Audit Committee makes recommendations to the full Board of the Fund with respect to the engagement of independent auditors and reviews with the independent auditors the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. Pursuant to an exemptive order granted by the Securities and Exchange Commission, the Joint Transaction Committee is responsible for reviewing any investments in private placement securities by the Fund in which affiliates of the Adviser are also investing. The Board of Directors of the Fund met ten times during the year ended December 31, 2000. In addition, the Audit and Nominating Committee of the Fund met two times.

   During the year ended December 31, 2000, all of the current Directors who were on the Board during 2000 attended 75% or more of the aggregate meetings of the Board of Directors and the Board committees of which such Directors were members and were eligible to attend.

   The executive officers of the Fund, other than those shown above, are: David
F. Connor (37), Secretary since October 2000; and Michael P. Bishof (38), Treasurer since January 2000. In addition, Robert D. Schwartz (42) has been a Senior Vice President of the Fund since 1993. Mr. Schwartz has been Portfolio Manager and Vice President of the Fund's Adviser since March 2000, and of the Fund's former sub-advisers since 1993. Mr. Bishof is a Senior Vice President / Investment Accounting of Delaware Service Company, Inc., the Fund's administrator. The executive officers of the Fund are elected annually by the Fund's Board of Directors.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
                          MESSRS. BURRIDGE AND DOWNES.

                     COMPENSATION OF DIRECTORS AND OFFICERS

   The Fund pays directors' fees to those Directors who are not affiliated with the Adviser at the rate of $7,000 per year. The Fund pays a $500 fee for attendance at each Board meeting and at each Audit Committee or Nominating Committee meeting which occurs separately from a Board meeting, a $250 fee for attendance at each Joint Transaction Committee meeting and reimburses Directors for any reasonable travel expenses incurred to attend each meeting. The Fund pays no other remuneration to its Directors and officers. In addition, the Fund provides no pension or retirement benefits to its Directors and officers.

   The following table shows compensation for the independent Directors of the Fund for the year ended December 31, 2000:

                                                 YEAR ENDED DECEMBER 31, 2000
                                              ----------------------------------
                                                    TOTAL               TOTAL
                                                  AGGREGATE         COMPENSATION
                                                COMPENSATION          FROM FUND
NAME                                          FROM THE FUND(1)       COMPLEX(2)
----                                          ----------------      ------------
Thomas L. Bindley                                 $13,000              $25,250
Richard M. Burridge                               $12,000              $24,250
Adela Cepeda                                      $11,500              $23,000
Roger J. Deshaies                                 $12,000              $24,250
Thomas N. Mathers3                                $10,500              $21,500
Daniel R. Toll                                    $12,500              $24,250

(1) Includes a director's fee of $7,000 per year, a $500 fee for attendance at each Board meeting and at each Audit Committee or Nominating Committee meeting which occurs separately from a Board Meeting and a $250 fee for attendance at each Joint Transaction Committee meeting.

(2) This information represents the aggregate directors' fees paid to the independent Directors by the Fund and one other investment company, Lincoln National Income Fund, Inc.

(3) Mr. Mathers retired from the Fund's Board on January 19, 2001.

                     OPPOSITION STATEMENT OF THE DIRECTORS

   THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S ATTEMPT TO ELECT
     HIMSELF AND THE OTHER DISSIDENTS TO YOUR FUND'S BOARD OF DIRECTORS. WE RECOMMEND THAT SHAREHOLDERS SUPPORT THEIR BOARD OF DIRECTORS BY VOTING
                        FOR MESSRS. BURRIDGE AND DOWNES.

   Why do Mr. Goldstein and the other Dissident Nominees seek a position as Fund Director?

   If you are not already familiar with Mr. Goldstein, we would like to take this opportunity to provide you with information about him and explain what he is trying to accomplish by putting himself and his colleagues on the Board. Mr. Goldstein runs a private investment partnership and is known throughout the closed-end fund industry as someone who regularly targets closed-end funds whose stock trades in the secondary market (typically, the American or New York Stock Exchange) at a discount to net asset value. Mr. Goldstein then tries to force those funds to convert to an open-end fund structure to enable Mr. Goldstein to profit at the expense of their long-term shareholders. (For more detail on Mr. Goldstein's specific activities to open-end the Fund, please refer to the Opposition Statement of the Directors in Proposal 4 below). Although he claims to be an "advocate for shareholder rights," management believes nothing could be farther from the truth, and that, in fact, Mr. Goldstein's interests are not aligned with the long-term interests of the Fund's shareholders. Rather, management believes Mr. Goldstein wants to become a Board member primarily in order to advance his narrow, private agenda designed for personal profit, irrespective of whether his actions are detrimental to long-term shareholders who have invested in the Fund for the high level of total return that the Fund seeks to provide.

   How do the Dissident Nominees' qualifications and experience compare with Messrs. Burridge and Downes?

   The Dissident Nominees. Mr. Goldstein wants you to believe that the current Directors are not adequately safeguarding shareholder interests, and urges you to turn over leadership to him and his colleagues. The Board has serious concerns about the qualifications of Mr. Goldstein and his nominees, given their very limited experience1 in serving on boards of directors and protecting the interests of shareholders investing in a closed-end fund. Mr. Goldstein's own limited experience in serving as a closed-end fund director has been achieved mainly as a result of waging expensive and disruptive proxy contests against incumbent boards, often combined with his signature proposal to open-end the fund on whose Board he seeks a directorship.

   In our opinion, one of the crucial duties of an effectively functioning Board is the commitment of all Board members to work together to oversee the Fund's complex operations. Mr. Goldstein has failed to evidence any willingness to work with the current Board. Indeed, notwithstanding the fact that Ms. Adela Cepeda and Mr. Roger J. Deshaies, the Fund's current Class 1 Directors, were duly elected at a validly convened meeting of the shareholders, Mr. Goldstein has filed a lawsuit against your Fund and the Directors requesting a court to overturn that shareholder vote to permit him to nominate his colleagues to the Board. In true form, in the Dissident Proxy, Mr. Goldstein accuses the Board of "stealing the election." If Mr. Goldstein is successful in so nullifying the valid vote of the Fund's shareholders, he intends to add Mr. Dakos and Mr. Bentz, in addition to himself and Mr. Bradshaw, as nominees. The current Board of Directors is very troubled by Mr. Goldstein's failure to respect the vote registered by his fellow shareholders, as well as the obvious animosity he has displayed towards the Board, evidenced in both his lawsuit and his Dissident Proxy.

   In management's opinion, board membership carries with it certain fiduciary responsibilities including the legal and ethical duty to protect the interests of all shareholders, regardless of any opportunities for personal profit that may arise for a select few. Given Mr. Goldstein's proposal to open-end the Fund in conjunction with his attempt to become a Fund Director, the Board believes that Mr. Goldstein seeks Board membership purely for personal financial motives, and that he would place his own interests above the best interests of all shareholders.

   Messrs. Burridge and Downes. In contrast to the Dissident Nominees, Mr. Richard M. Burridge and Mr. David K. Downes have extensive investment management expertise and, together, have over eighteen years of active experience serving as directors of mutual funds. Mr. Downes has over 25 years of experience in the mutual fund and financial services industries, and is presently serving as the President, Chief Executive Officer, Chief Financial Officer and Trustee or Director of each of the investment management companies (including other closed-end and open-end mutual funds) in the Delaware Investments family of funds. In addition to his significant industry experience, including a position as chairman and/or consultant to investment management companies, Mr. Burridge has served as a Fund Director since the Fund's inception, a period in excess of 14 years. As a current Board member, Mr. Burridge has participated in previous Board action that has been responsive to many of the issues about which Mr. Goldstein expresses concern.

   Significantly, Mr. Burridge has served as a Fund Director for longer than the total experience on all boards of all of the Dissident Nominees combined. Moreover, Messrs. Burridge's and Downes' years of experience have afforded them the required leadership skills that best serve the needs of all shareholders, not just a few seeking short-term profits from short-sighted strategies. We believe that such experience and strong leadership are invaluable commodities

(1) According to Mr. Goldstein's Dissident Proxy: Mr. Dakos has served as a director of a closed-end fund for less than six months; Mr. Bentz has served as a director of closed-end funds for less than three years; and neither Mr. Bradshaw nor Mr. Goldstein himself has more than four years of experience serving on a board of directors of closed-end funds.

essential to the effective operation of the Board, especially given the complexities inherent in a rapidly changing investment company environment. We believe that the actions the Board has taken in the past demonstrates their commitment to serving the best interests of all the Fund's shareholders. The actions taken by the Board have contributed to a significant reduc tion in the discount. (For a detailed discussion of these actions, please refer to the Opposition Statement of the Directors in Proposal 4 below.) We believe that a vote in favor of the Dissident Nominees would NOT be in the best interests of all shareholders, and would instead be a vote to disregard the considerable success achieved by the present Board of Directors.

                      RATIFICATION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

   The Board of Directors of the Fund by the unanimous vote of the Directors (including those Directors who are not "interested persons") have selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as auditors for the Fund for the fiscal year ending December 31, 2001, and the stockholders are asked to ratify this selection. PricewaterhouseCoopers or its predecessors have served as independent auditors of the Fund since 1993.

   A representative of PricewaterhouseCoopers will attend the Annual Meeting, will be given an opportunity to make a statement, and will be available to answer appropriate questions.

                      OPPOSITION STATEMENT OF THE DIRECTORS

   In his Dissident Proxy, Mr. Goldstein recommends that shareholders vote to abstain on this Proposal.

   What is the effect of an abstention vote on this Proposal, as recommended by the Dissident Proxy?

   You may wonder, as does the Board, why Mr. Goldstein would even consider such a suggestion, unless his goal is to needlessly disrupt the operation of the Fund to serve his own private, self-serving agenda -- an agenda which we believe is both disrespectful and disdainful of the interests of the Fund's other shareholders. Indeed, Mr. Goldstein offers no rationale for his recommendation, nor does he present any alternative that might benefit shareholders. If Mr. Goldstein had any legitimate concerns about the quality of the services provided to the Fund by PricewaterhouseCoopers since 1993, why has he not voiced them? Instead, with a total absence of explanation or rationale, Mr. Goldstein requests that shareholders not ratify the selection of PricewaterhouseCoopers -- one of the nation's most trusted and well respected accounting firms -- as the Fund's auditors.

   Required Vote. The affirmative vote of a majority of votes cast at the meeting is required for ratification.

                 THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS
                    THAT YOU VOTE "FOR" THIS PROPOSAL NO. 2

                             AUDIT COMMITTEE REPORT

   As required by its charter, the Fund's Audit Committee has reviewed and discussed with Fund management and representatives from PricewaterhouseCoopers LLP, the Fund's independent auditors, the audited financial statements for the Fund's fiscal year ended December 31, 2000. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61. The Audit Committee also received the written disclosures and the letter from its independent auditors required by

Independence Standards Board No. 1, and discussed with a representative of PricewaterhouseCoopers LLP the independent auditor's independence. Based on the foregoing discussions with management and the Fund's independent auditors, the Audit Committee unanimously recommended to the Fund's Board of Directors that the aforementioned audited financial statements be included in the Fund's annual report to shareholders for the fiscal year ended December 31, 2000.

   As noted above, the members of the Fund's Audit Committee are: Thomas L. Bindley, Adela Cepeda, Roger J. Deshaies and Daniel R. Toll. All members of the Audit Committee meet the standard of independence set forth in the listing standards of the New York Stock Exchange. The Fund's Board of Directors has adopted a formal charter for the Audit Committee setting forth its responsibilities. A copy of the Audit Committee's charter is included in Attachment A to this proxy statement.

   Audit Fees. The aggregate fees paid to PricewaterhouseCoopers in connection with the annual audit of the Fund's financial statements for the fiscal year ended December 31, 2000 were $32,400.

   Financial information systems design and implementation fees. There were no financial information systems design and implementation services rendered by PricewaterhouseCoopers to the Fund, its Adviser, and entities controlling, controlled by or under common control with the Adviser for the fiscal year ended December 31, 2000.

    THE APPROVAL OR REJECTION OF A SHAREHOLDER PROPOSAL TO REQUEST THAT THE
                     FUND BE CONVERTED TO AN OPEN-END FUND
                                (PROPOSAL NO. 3)

                     OPPOSITION STATEMENT OF THE DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S SELF-SERVING ATTEMPT TO OPEN-END YOUR FUND. THE DIRECTORS STRONGLY BELIEVE THIS WILL HAVE
      SIGNIFICANT ADVERSE CONSEQUENCES TO THE SHAREHOLDERS OF THE FUND. WE
                   RECOMMEND THAT SHAREHOLDERS VOTE "AGAINST"
                                PROPOSAL NO. 3.

   In his preliminary Dissident Proxy, Mr. Goldstein proposes that shareholders consider converting the Fund from a closed-end fund to an open-end fund. He offers only the following two sentences in support of this extremely important proposal:

   "This proposal, while not binding on the Fund, enables shareholders to vote on whether the Fund should be converted to an open-end fund. Upon conversion, there would be no discount and shareholders could redeem their shares at NAV at any time."

   The Board is deeply concerned by Mr. Goldstein's complete silence as to the potential negative effects of his proposal to your investment in the Fund. The Board believes that his brief and vague supporting statements dramatically, and significantly, misrepresent the consequences to the Fund of open-ending. The Board believes Mr. Goldstein's failure to include in his preliminary Dissident Proxy a meaningful discussion supporting this Proposal is not only materially misleading to shareholders, but demonstrates that his desire to open-end the Fund is motivated by personal gain, at the expense of the Fund's long-term shareholders. We urge you to carefully consider the other factors discussed in detail below.

   Will approval of this Proposal automatically cause the Fund to become an open-end fund?

   No, this Proposal No. 3, if approved, will not have the effect of automatically converting the Fund from a closed-end fund to an open-end fund. In his Dissident Proxy, Mr. Goldstein fails to explain that, under Maryland law, shareholders may only request that the Board consider whether the Fund should be converted to an open-end fund. If, after further evaluation, the Board were to determine that such a conversion would be in the best interests of the Fund and its shareholders, the Board would then conduct another proxy solicitation to recommend that shareholders vote to approve an amendment to the Fund's Articles of Incorporation, as well as the other various measures that would need to be implemented if the Fund were to operate as an open-end investment company. For example, the Directors also would need to consider the adoption of a distribution agreement to provide for the continuous offering of Fund shares, as well as other distribution related actions. In addition, if the Directors believe that immediately following a conversion to open-end status there would likely be significant redemptions of shares that would disrupt long-term portfolio management of the Fund and harm the interests of the remaining shareholders, the Directors may determine to impose a temporary redemption fee as a protective measure for the remaining shareholders. However, even after consideration of all relevant circumstances, the Board may continue to maintain its current view that the Fund's best interests are served by the Fund continuing as a closed-end fund, and may therefore determine to take no further action to convert the Fund to an open-end structure. At this time, for the reasons set forth below in this Proposal No. 3, the Directors strongly believe that the continued operation of the Fund as a closed-end fund is in the best long-term interests of the Fund and its shareholders.

   Why is the Board of Directors unanimously opposing this Proposal?

   The Board of Directors unanimously recommends that shareholders vote AGAINST this Proposal because the Directors believe strongly that the Fund's investment objective can best be achieved in a closed-end structure. The Adviser's investment philosophy caused management to originally organize the Fund as a closed-end fund. The Fund's Board and management continue to believe that the closed-end structure best suits the Fund for the following reasons, each of which is discussed in more detail below: (i) changing the Fund's structure would require a major change in the Fund's investment strategy that would not be in the best interests of either the Fund or its shareholders; (ii) the Fund's expenses are likely to increase if the Fund is converted to an open-end fund;
(iii) potentially adverse tax consequences for the Fund and its shareholders likely would result from conversion to an open-end fund; (iv) Fund shareholders would lose their current ability to reinvest dividends and distributions at favorable rates under certain circumstances; and (v) the Board has already taken appropriate action to address the discounting of Fund shares.

   Mr. Goldstein's Proposal offers you nothing else to enhance shareholder value other than his standard approach, which is to eliminate the discount to NAV by converting to an open-end fund. Mr. Goldstein omits any meaningful discussion of how open-ending the Fund would constrain the Fund's investment process, not to mention the considerable costs to the Fund and its shareholders.

   What are the differences between a closed-end fund and an open-end fund?

   Closed-end funds operate with a relatively fixed capitalization, keeping assets fully invested in pursuit of their investment goals. By their very nature, closed-end funds are not obligated to redeem their shares and, typically, do not engage in the continuous sale of new shares. The shares of closed-end funds ordinarily are traded on a securities exchange. In fact, the Fund's shares have been traded on the New York Stock Exchange ("NYSE") since the Fund's inception.

   In contrast, open-end funds issue redeemable shares. The holders of the redeemable shares have the right to surrender their shares to the fund at any time and obtain in return the NAV of the shares (less any redemption fee charged by the fund or any contingent deferred sales charge imposed by the fund's distributor). Since an open-end fund generally is required to redeem its shares at any time, it must keep on hand cash or securities that can be readily sold to raise cash to meet such redemptions. Because cash outflows from redemptions eventually could drain the investment capital from a fund, most open-end funds seek to offset this by raising new capital from the sale of new shares to investors on a continuous basis. However, given the uncertainties arising out of the continuous offering of shares, the size of the asset base of an open-end fund is likely to be much more volatile than is normally the case for closed-end funds.

   How would conversion to an open-end fund affect the Fund and its shareholders?

   The effects on your Fund's portfolio. The Fund's investment objective is a high level of total return on its assets through a combination of capital appreciation and current income. The Fund's Adviser, the Fund's management and the Directors strongly believe that the best way for the Fund to pursue its objective is to be fully invested in convertible securities, holding those securities for a sufficiently long period of time to allow them to appreciate in value. The Fund's closed-end structure provides the manager with increased investment flexibility to acquire less liquid securities, which can offer potentially greater returns, and allows the Fund to maintain a longer investment horizon. In fact, the closed-end structure is especially appropriate for the Fund because it is so heavily invested in convertible securities, many of which are issued by small and mid-cap companies and which are less liquid than other types of investments. Management and the Board believe that the closed-end fund structure is the best means to pursue this long-term investment philosophy.

   Based on the experiences of other closed-end funds that have converted to open-end funds, converting the Fund to an open-end format likely would cause a substantial decline in the Fund's asset size because of redemptions. A loss of economies of scale may result, with a corresponding increase in the Fund's expense ratio, because fixed expenses would be spread across a smaller asset base. Substantial redemptions also might require your Fund to sell portfolio securities at inopportune times and incur increased transaction costs in order to raise the cash necessary to accommodate such redemptions. Going forward, the cash reserves required to meet anticipated redemptions in an open-end format typically will be invested in lower-yielding assets, thus negatively impacting the Fund's performance and the return on your investment. The need to maintain such reserves also could reduce the Fund's investment flexibility and prevent the Fund from taking advantage of attractive investment opportunities when they occur, thus adversely affecting long-term performance. Moreover, conversion to an open-end format would require the Fund to focus more on short-term considerations, which would disrupt the Fund's investment program and would not, in management's judgment, be in the best interests of either the Fund or all of its shareholders.

   The effects on the Fund's shareholders. Mr. Goldstein is known throughout the closed-end fund industry as a predatory shareholder who targets closed-end funds trading at discounts and tries to force them to open-end. It appears that his primary objective is to reap a quick short-term profit when a fund's discount narrows. The goal of Mr. Goldstein's arbitrage strategy is very different from the goals of long-term shareholders who seek the high returns the Fund endeavors to provide.

   Closed-end mutual funds often trade at a discount to net asset value. No one has been able to explain why this occurs or how it can be prevented on a long-term basis. The facts are that over a long-term investment horizon, the fluctuations in the Fund's discount to NAV have had very little impact on the Fund's total return performance for shareholders. For the ten years ended February 28, 2001, the Fund's market performance of a 11.98% average annual return is almost identical to its NAV performance of 12.15% average annual return (assuming rein vestment of dividends and distributions). What does matter is that the closed-end structure of the Fund allows its investment manager to follow an investment strategy using convertible securities of small and mid-cap issuers which produces competitive long-term returns for our shareholders.

   As noted above, the Fund was originally organized as a closed-end fund because of the long-term nature of its investment program as described in the Fund's prospectus dated June 19, 1986. Many shareholders invested in Fund shares in reliance upon the terms of the prospectus and the investment program it details. The fact that closed-end funds often trade at a discount to NAV is well understood throughout the industry and, in fact, the Fund's prospectus specifically warns shareholders that the Fund cannot predict whether its shares will trade at, below, or above NAV. Following Mr. Goldstein's logic would lead one to conclude that the vast majority of closed-end mutual funds should be open-ended or liquidated, solely because they trade at a discount to NAV, irrespective of their long-term total return performance for their shareholders. Furthermore, since this marketplace fact of life is so well known, and apparently of such concern to Mr. Goldstein, one can reasonably question why an investment professional such as he would invest in a fund with a discount, unless his real motive is to reap a short-term profit at the expense of those long-term shareholders who acquired Fund shares because of the special long-term investment opportunities presented by the Fund's investment program, which is optimized by the Fund's closed-end structure.

   Although it is true that open-ending the Fund will result in the elimination of the Fund's discount, we believe that even though the discount would disappear, the value of the investment to shareholders wishing to remain invested in the Fund would be significantly impaired. Those shareholders that remain in the Fund after Mr. Goldstein's desired conversion potentially would suffer from both lower returns and higher expense ratios.

   Increased Operating Expenses. The Directors believe that preserving the closed-end format of the Fund is likely to result in a lower operating expense ratio than would be the case with an open-end fund. You should be aware that open-end funds have a number of additional expenses inherent in the management of their operations that closed-end funds do not incur. If the Fund were to convert to an open-end fund, your Fund, as noted above, would likely experience substantial redemptions. In order to protect against the possibility that it might have a higher expense ratio as a much smaller fund, the Fund would be required to engage in a continuous public offering intended, at a minimum, to offset redemptions. A continuous public offering of Fund shares would require the Fund to maintain current registrations under federal and state securities laws and regulations, which would involve certain costs. Many open-end funds charge either front-end or back-end sales loads on their shares to compensate dealers for their sales efforts in connection with increasing the shareholder and asset base of the fund to offset redemptions. These charges would increase an investor's costs of either buying, or redeeming, fund shares. In addition, funds that offer shares continuously typically charge distribution fees, called Rule 12b-1 fees, to help defray the associated distribution costs that are incurred in the marketing and selling of fund shares. Moreover, the Fund would incur extra printing costs and the many other expenses associated with maintaining a current prospectus. Finally, significant additional legal and accounting expenses also would be incurred. As an open-end fund, the Fund likely would incur these various charges, and if the Fund were unable to raise significant new assets, and there were more redemptions than sales, the Fund's expense ratio likely would increase from its current level.

   Tax Ramifications. If your Fund converts to an open-end structure, it may be required to sell appreciated securities in order to meet redemption requests. As a result, short-term and long-term capital gains might be generated, which would increase the amount of taxable distributions to shareholders. Net realized capital gains would be allocated to a smaller base of remaining shareholders, and those remaining shareholders would recognize and pay taxes on that greater amount of capital gain than would otherwise be the case. On the other hand, the

Fund might be required to sell securities at a loss, which might otherwise have been avoided had the Fund been able to retain those securities rather than being forced to sell in order to meet requests for redemptions. Losses realized by the Fund resulting from the forced sales of depreciated securities could potentially reduce amounts distributable to shareholders. Accordingly, those shareholders who do not redeem shares will be impacted to a greater extent than those who choose to remain invested. In either case, the Fund may be required to dispose of a significant amount of its assets to satisfy potentially large redemption requests after the proposed conversion, and might find it more difficult to satisfy certain diversification requirements applicable for tax purposes.

   NYSE Listing. Conversion to an open-end fund would result in the loss of the Fund's current listing on the NYSE which could be disadvantageous to the Fund, since some investors, particularly foreign and certain institutional investors subject to restrictions with respect to their portfolios, are believed to consider listing on the NYSE an important factor in their decision to invest in the Fund. Accordingly, the Fund could experience redemptions from these shareholders, decreasing Fund assets and increasing potential cash flow concerns. Although delisting would save the Fund the expense of annual NYSE fees, as an open-end fund, as mentioned above, the Fund would be required to pay state and federal securities registration fees, which could offset, or even exceed, that savings.

   Reinvestment of Dividends and Distributions. Shareholders of the Fund currently may participate in the Fund's Automatic Dividend Reinvestment Plan under which cash distributions may be reinvested through the purchase of additional shares at market prices (which are currently reflecting a discount from NAV). If the Fund remains a closed-end fund, shareholders would continue to be able to take advantage of this plan and reinvest dividends in this manner. In contrast, as an open-end fund, all dividends and distributions would be reinvested at NAV.

   What action has the Board taken to address some of the concerns regarding discounts?

   Although the Board believes that your Fund benefits from its structure as a closed-end fund, the Directors understand that many shareholders are concerned about the trading of Fund shares at a discount to NAV. In response to these concerns, the Board has taken action to address the Fund's discount to NAV through the share repurchase program discussed below. Furthermore, the Directors regularly review whether the Fund is managed and operated in a manner consistent with the best interests of the Fund and its shareholders. This review includes periodic consideration of measures to reduce the discount such as: the initiation of tender offers, institution of a managed distribution policy, conversion to an interval fund (whereby the Fund would offer periodic redemptions at NAV), merger with another closed or open-end fund, liquidation, and even possible conversion to an open-end fund. The Board, to date, has not adopted any of these alternative measures because it believes that such measures, unlike the share repurchase program, would not be in the best interests of shareholders.

   Share Repurchase Program. The Board has adopted an open-market share repurchase program to help reduce the Fund's discount, which has resulted in a measurable benefit to shareholders. Under the share repurchase program the Fund is authorized, from time to time, to repurchase shares of the Fund in open-market transactions, at the discretion of management. Not only has the repurchase program provided liquidity to those who wish to sell their shares, it has also increased the NAV of the portfolio for those who have wished to remain. From March 22, 2000 through March 16, 2001 the Fund repurchased 279,750 shares at a cost of $4,721,149. This represents approximately 4.39% of the shares originally issued and has increased the portfolio's NAV by $0.158 per share. The share repurchase program has contributed to a significant reduction in the Fund's discount. For the year ended February 29, 2000, the Fund traded at an average discount of -20.42%. From the commencement of the share repurchase program on March 22, 2000 through March 31, 2001, the Fund has traded at an average discount of -17.51%. On a year-to-date basis through March 31, 2001, the

Fund's average discount narrowed to -11.97%, demonstrating the effectiveness of the share repurchase program implemented by the Board. At its February 2001 meeting, the Board reviewed the share repurchase program, its impact on the Fund's discount to NAV, and the resulting benefits to shareholders, and determined to expand its share repurchase program.

   Competitive Historical Fund Performance.The Board of Directors has successfully worked with the Fund's Adviser to help achieve competitive results on your behalf. For the 10 year period ended on February 28, 2001, the average annual total return for the Fund at NAV was 12.15% (assumes reinvestment of dividends and distributions). Part of the reason that the Fund has been able to provide these returns is that, as a closed-end fund, it invests in relatively less liquid securities with high growth potential, and also stays more fully invested while maintaining generally smaller cash positions. The Fund would lose its ability to maintain this investment program if it were required to make provisions for redemptions as a result of conversion to an open-end fund.

   The Directors recognize that the Fund's performance will not be determined entirely by the closed-end structure of the Fund, and that other key factors include the quality of Fund management and the timeliness of the Fund's investment strategy. The Directors do, however, believe that the closed-end structure is important to enable the Fund to pursue investment strategies that best position the Fund to achieve its investment objective. The Directors believe that the costs and disadvantages of open-ending, including the fundamental changes to the Fund's portfolio management and operation, and the increased expenses that would necessarily be borne by the Fund and its shareholders, cannot be justified.

   While the Directors continue to seek appropriate methods to reduce the discount and to maximize investor returns, they remain committed to the closed-end structure that has helped the Fund achieve its competitive long-term results. As stated previously, the Board has determined the Fund's current closed-end structure allows for greater investment flexibility while maintaining a longer investment horizon.

   The Board strongly believes that there are significant adverse consequences attendant to the Fund's conversion to an open-end fund, and, thus, emphatically urges shareholders to vote against Mr. Goldstein's proposal.

   Required Vote. The affirmative vote of a majority of votes cast at the Annual Meeting would be required to approve this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST"
                                PROPOSAL NO. 3.

    THE APPROVAL OR REJECTION OF A SHAREHOLDER PROPOSAL TO AMEND THE FUND'S BY-LAWS TO REQUIRE THE FUND TO SUBMIT THE INVESTMENT ADVISORY AGREEMENT TO
              SHAREHOLDERS FOR APPROVAL EACH YEAR (PROPOSAL NO. 4)

   Mr. Goldstein has requested that the shareholders of the Fund vote on a proposal to amend the by-laws to require the Fund to submit the Fund's investment advisory agreement to shareholders for approval each year. The Fund will provide Mr. Goldstein's address and information on the number of shares owned by Mr. Goldstein to shareholders promptly upon receiving an oral or written request. The Fund is not responsible for the contents of Mr. Goldstein's proposal or supporting statement. Mr. Goldstein's proposed shareholder resolution and supporting statement are set forth below:

RESOLVED: The following by-law shall be adopted: "The investment advisory agreement shall be submitted to shareholders for a vote in 2002 and every year thereafter. If the shareholders do not approve continuance of the advisory contract, the board of directors may subsequently approve its continuance if not inconsistent with state or federal law. The provisions of this by-law may only be amended, added to, rescinded or repealed by the shareholders."

                   Supporting Statement of Phillip Goldstein

   "Section 15a-2 of The Investment Company Act of 1940 requires the investment advisory agreement for every mutual fund to be `approved at least annually by the board of directors or by vote of a majority of the outstanding voting securities.' Thus, under the law, the Board does not have an exclusive right to approve the advisory agreement. Yet, our Board of Directors has acted as if it alone had the power to approve the renewal of the investment advisory agreement because it has never once permitted the shareholders to vote on it.

   Shareholders pay the advisor around $1 million a year to manage the Fund. So, it is only fair that shareholders like you be able to vote "yea or nay" on the advisory contract each year. The law specifically permits shareholders to vote on the re-approval of the advisory contract for a very good reason. It makes the investment advisor accountable to the people who pay the advisor's fees and not just to a friendly board of directors. The shareholders lose this critical protection if the Board continually denies them an opportunity to vote on the advisory contract.

   This proposal is designed to allow you to decide for yourself whether or not you want to renew the Fund's lucrative advisory agreement with the advisor. Unless you don't think that you are intelligent enough to decide if you want the advisor to continue to manage the Fund and therefore want the board of directors to make this decision for you, you should vote FOR this proposal."

                     OPPOSITION STATEMENT OF THE DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S ATTEMPT TO AMEND YOUR FUND'S BY-LAWS. THE DIRECTORS STRONGLY BELIEVE THIS WOULD IMPOSE
   SIGNIFICANT COSTS ON BOTH THE FUND AND ITS SHAREHOLDERS. WE RECOMMEND THAT
                  SHAREHOLDERS VOTE "AGAINST" PROPOSAL NO. 4.

   Why is the Board of Directors unanimously opposing this Proposal?

   The Board of Directors unanimously believes that Mr. Goldstein's Proposal is contrary to the best interests of shareholders. The federal securities laws do not require that an advisory agreement be submitted to shareholders annually, thereby acknowledging that shareholders often are best served by relying on the expertise and business judgement of the Directors who are charged with the statutory obligation to represent all shareholders in discharging their fiduciary duties -- not just a select few with their own narrow, personal agendas. Additionally, such a requirement would unreasonably and unnecessarily impose significant burdens on the Fund and its shareholders, something Mr. Goldstein conveniently fails to address.

   The Board of Directors is primarily charged with the responsibility to assess the advisability to continue the investment advisory agreement. It has long been one of the most important aspects of the Board of Directors' fiduciary duty to the Fund and its shareholders to review and approve the advisory agreement with the Fund's Adviser. Under applicable provisions of the federal securities laws, the Board of Directors is obligated every year to obtain and evaluate from the Fund's Adviser certain information which may be reasonably necessary to evaluate the terms of the advisory agreement. This comprehensive review must be conducted at an in-person meeting expressly called for the purpose of the review.

   In the absence of a proposed increase in management fees or other material amendment to the investment advisory agreement, the federal securities laws do not require submission of the agreement to shareholders. This statutory framework reflects Congress' determination, more than fifty years ago, that the Board of Directors of an investment company is in the best position to make the assessment on behalf of all shareholders as part of its obligation to a fund and to protect the interests of the fund's shareholders. When considering the approval or renewal of an investment advisory agreement, a tremendous amount of technical infor mation must be reviewed and analyzed. This information typically includes details concerning the structure and personnel of the investment adviser, expense information as compared to other similarly situated funds, performance information, and financial statistics. Throughout the year, leading up to the annual review, the Fund's Board meets on a quarterly basis. Much of the information supplied to the Board in connection with the renewal of the investment advisory agreement is directly related to information reviewed by the Board throughout the year. The Board regularly reviews performance, monitors expenses and meets with management concerning various corporate and personnel issues. In addition, the Board keeps informed about industry trends and issues that affect the Fund and its management. The Fund's Directors have the requisite sophistication and industry experience to analyze the information with which they have been supplied in order to determine whether the Adviser is providing the nature and quality of services that are in the best interests of the Fund and its shareholders.

   In recognition of the statutory framework Congress enacted, the entire fund industry relies on the Board of Directors to review the investment advisory agreement. As a consequence, the submission of the advisory agreement for yearly approval by the shareholders, as proposed by Mr. Goldstein, would be inconsistent with common industry practice. In fact, the Board is not aware of a single case in which an investment advisory agreement is presented to shareholders on a yearly basis. This practice is not the result of any calculated determination to disenfranchise shareholders, but rather reflects the recognition by the fund industry that directors are in the best position to make an informed determination with respect to the advisory agreement, and also the recognition that submitting investment advisory agreements for yearly shareholder approval would needlessly impose significant costs on a fund and its shareholders.

   Mr. Goldstein wants you to believe that the Board of Directors, in approving the continuation of the advisory agreement without separately soliciting shareholder approval, has acted improperly. Nothing could be further from the truth. The Board has ably and responsibly discharged its fiduciary duty to act in accordance with the best interests of the Fund and all of its shareholders in a manner that is wholly consonant with industry practice. This duty derives from state law as well as the federal securities laws, and were the Directors to act improperly, they would be subject to potential liability.

   Although certain institutional and sophisticated investors are in a position to meaningfully evaluate the wisdom of continuing the services of the Fund's investment adviser, the Board is charged with representing impartially the interests of all shareholders, not just a select few who may have narrow, self-interested motives when making an assessment. For that reason, the federal securities laws have been structured to allow for a Board to approve an advisory agreement without separate shareholder approval. The Board strongly believes that it would be contrary to the best interests of the Fund's shareholders to disrupt the statutory balance of interests that Congress sought to draw by lodging the primary responsibility for evaluation and approval of the investment advisory agreement with the Board.

   The practical costs of this Proposal to the Fund and its shareholders. There are a number of practical considerations attendant to Mr. Goldstein's proposal, which he conveniently fails to address. If the advisory agreement is presented for shareholder approval in the Fund's proxy statement each year, substantial information must be compiled and included in order for the shareholders to thoroughly review the nature and quality of the services being provided by the Adviser. If the Fund's proxy materials include all of the requisite information, the attendant legal, accounting, printing, mailing and solicitation costs will increase significantly. These costs are paid from Fund assets and are ultimately borne by you, the shareholders.

   In addition, Mr. Goldstein fails to point out that if his Proposal No. 3 to open-end the Fund is approved by shareholders and implemented, and shareholders also approve this Proposal No. 4, the new by-law would require the Fund to conduct a shareholder meeting on a yearly basis when it otherwise would not be required to do so. Under Maryland law, as well as most other state corporate or business trust statutes under which open-end mutual funds are established, the requirement for yearly shareholder meetings has been eliminated, except in very limited, non-recurring circumstances, such as where there is an insufficient number of shareholder-elected directors. If the Fund were to become an open-end mutual fund, and shareholders were required to consider the renewal of the investment advisory agreement on a yearly basis, the Fund would have to conduct a shareholder meeting every year and incur the expenses associated with that action. The Fund's assets would, as a result, be depleted even further.

   Required Vote. The affirmative vote of a majority of votes cast at the Annual Meeting would be required to approve this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST"
                                PROPOSAL NO. 4.

    THE APPROVAL OR REJECTION OF A SHAREHOLDER PROPOSAL TO AMEND THE BY-LAWS TO REQUIRE APPROVAL BY THE SHAREHOLDERS OF ANY LAWSUIT AGAINST A SHAREHOLDER
                                (PROPOSAL NO. 5)

   In his Dissident Proxy, Mr. Goldstein is requesting that shareholders approve a by-law regarding lawsuits instituted by the Fund's Board against a shareholder. Following is his proposal.

   RESOLVED: The following by-law shall be adopted: "No lawsuit against any stockholder of the Company shall be pursued unless ratified by the stockholders no later than (i) 120 days after such lawsuit is filed or (ii) 120 days after adoption of this bylaw. This bylaw may only be altered, amended or repealed by the stockholders."

                     OPPOSITION STATEMENT OF THE DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S ATTEMPT TO AMEND YOUR FUND'S BY-LAWS. THE DIRECTORS STRONGLY BELIEVE THIS WOULD IMPOSE
   SIGNIFICANT COSTS ON BOTH THE FUND AND ITS SHAREHOLDERS. WE RECOMMEND THAT
                  SHAREHOLDERS VOTE "AGAINST" PROPOSAL NO. 5.

   Why is the Board of Directors unanimously opposing this Proposal?

   The Board of Directors unanimously recommends that shareholders vote AGAINST this Proposal because the Board believes that it is in response to, and in retaliation for, a legitimate claim made by the Board of Directors against Mr. Goldstein in litigation initiated by Mr. Goldstein. In the lawsuit, the Board has asserted that Mr. Goldstein has engaged in practices which violate certain federal securities laws.

   Mr. Goldstein's Proposal is blatantly self-serving, as he clearly has the most to gain from the approval of this by-law. If approved, this Proposal would permit Mr. Goldstein, using your Fund's assets, to attempt to force the Board to drop its lawsuit against him, regardless of the merits of the Board's claim. If this Proposal is approved, shareholders would be asked to ratify the legal action brought by the Board on behalf of the Fund against Mr. Goldstein. Obviously, Mr. Goldstein would prefer to spend valuable Fund resources in a petty and self-serving attempt to persuade shareholders to relieve him from accepting responsibility for his actions, rather than face the legitimate legal concerns of the Board in a court of law.

   The responsibility of the Board is to protect the interests of the Fund and ALL of its shareholders. Among the most fundamental duties that the Board has in overseeing the management and operations of the Fund is to assess the merits of any claim that the Fund may have against any party, consistent with the Board's fiduciary duties. Given the delicate nature of those particular claims, such decisions are, and should be, primarily left to the discretion of the Board of Directors. Virtually every state corporate law, including the Maryland General Corporation Law, recognizes this duty. Since the Board also has immediate and full access to all pertinent information relating to the Fund's business, including proprietary and material, non-public information, the Board is in the best position to make the determination about whether a suit is appropriate and in the best interests of all of the shareholders. The Board does not serve at the pleasure of only a select few shareholders, and is not accountable to the desires of individual shareholders like Mr. Goldstein. Rather, the Board is accountable and committed to safeguarding the interests of all shareholders.

   This Proposal potentially provides shareholders with large shareholdings total immunity from any liability to the Fund, regardless of their actions. One of the most significant results of approval of this Proposal is that all shareholders, even those against whom legal action had been brought, would be able to vote on whether the Fund should be forced to cease pursuing any pending legal action. Therefore, depending upon the circumstances, a shareholder with large shareholdings could essentially become immune from legal action by the Fund. If the shareholder acted to the serious detriment of the Fund, the Board ultimately might be unable to bring a suit on behalf of the Fund, since any suit would have to be approved by shareholders, and a powerful shareholder could potentially have the requisite votes to reject any legal action brought against him, regardless of the merits of the case. Such a shareholder could hold both the Fund, and its shareholders, hostage to his whims. The Fund's Board believes that this outcome is wholly outrageous and likely violates state law.

   There are potentially significant costs to the Fund associated with compliance with this Proposal. As a practical matter, Mr. Goldstein's proposal represents potentially significant costs to the Fund. If the Board is required to submit a proposal to shareholders seeking ratification of any lawsuit brought against a shareholder, it would be required to be done through the mechanism of a proxy statement. The attendant legal, printing, mailing, and solicitation costs that would be incurred by the Fund, and paid out of Fund assets, could be substantial. It is not at all certain that the requisite time period within which the shareholders would be required to ratify the lawsuit, as described in the proposed by-law, would coincide with the Fund's annual proxy statement. Thus, the Fund would be required to seek ratification at a special meeting of shareholders called specifically for this purpose. Further, in the event that shareholders did ratify the judgment of the Board, no purpose would have been served by either delaying the legal action involved, or depleting Fund assets in seeking the ratification.

   Significantly, Mr. Goldstein fails to point out that if his Proposal to require shareholders to ratify any lawsuit against a shareholder is successful, the new by-law would require the Fund to conduct a shareholder meeting when it otherwise would not be required to do so. As has been discussed in Proposal No. 4, there is no requirement that an open-end fund hold yearly shareholder meetings. If the Fund were to become an open-end mutual fund, as recommended by Mr. Goldstein in Proposal No. 3, and shareholders were required to ratify any lawsuit brought on behalf of the Fund against a shareholder, the Fund may be required to hold shareholder meetings on a more frequent basis than it otherwise would, which would yet again unnecessarily deplete the Fund's assets.

   Required Vote. The affirmative vote of a majority of votes cast at the Annual Meeting would be required to approve this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST"
                                PROPOSAL NO. 5.

                            SOLICITATION OF PROXIES

   This proxy solicitation is being made by the Board of Directors of the Fund for use at the Annual Meeting. The cost of this proxy solicitation will be borne by the Fund. In addition to solicitation by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, or personal contacts. In addition to solicitation services to be provided by D.F. King & Co., Inc. ("D.F. King"), as described below, proxies may be solicited by the Fund and its Directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries) and/or regular employees of the Fund's Adviser, administrator, stock transfer agent, or any of their affiliates. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock of the Fund, and such persons will be reimbursed for their expenses. Although no precise estimate can be made at the present time, it is currently estimated that the aggregate amount to be spent in connection with the solicitation of proxies by the Fund (excluding the salaries and fees of officers and employees) will be approximately $190,000 and that the total cash expenditure to date relating to the solicitation has been under $40,000. These estimates include fees for attorneys, accountants, advisers, proxy solicitors, advertising, printing, distribution and other costs incidental to the solicitation.

   The Fund has retained D.F. King at a fee estimated not to exceed $70,000, plus reimbursement of reasonable out-of-pocket expenses, to assist in the solicitation of proxies (which amount is included in the estimate of total expenses above). The Fund has also agreed to indemnify D.F. King against certain liabilities and expenses, including liabilities under the federal securities laws. D.F. King anticipates that approximately 50 of its employees may solicit proxies. D.F. King is located at 77 Water Street, New York, New York 10005.

                                  PARTICIPANTS

   Because Mr. Goldstein has filed a Dissident Proxy and, thus, has announced his intent to commence a proxy contest, the SEC requires the Fund to provide stockholders with certain additional information relating to "participants" as defined in the SEC's proxy rules. Pursuant to those rules, the Fund's Directors are, and certain employees and agents of the Fund may be, deemed to be "participants." Unless otherwise indicated below, the address of the participants described below is the address of the Fund's principal executive offices. Except as indicated below, no participant has purchased or sold or otherwise acquired or disposed of any shares of Common Stock of the Fund in the last two years. Information with respect to the participants' beneficial ownership of Common Stock of the Fund is as of March 1, 2001.

   Thomas L. Bindley is a Director of the Fund. Since 1998, Mr. Bindley has been President of Bindley Capital Corporation, a consulting and financial advisory firm located at 707 Skokie Blvd, Suite 600, Northbrook, Illinois 60062. Mr. Bindley is the beneficial owner of 5,000 shares of Common Stock of the Fund, which he acquired between December 1 and December 15, 1998.

   Richard M. Burridge, Sr. is a Director of the Fund. Since 2000, he has been Vice President of PaineWebber, and investment firm with offices at 125 South Wacker Drive, Suite 2600, Chicago, Illinois 60606. Mr. Burridge is the beneficial owner of 5,923 shares of Common Stock of the Fund.

   Adela Cepeda is a Director of the Fund. Since 1995, Ms. Cepeda has been the President of A.C. Advisory, Inc., a financial advisory firm located at 70 W. Madison Street, Suite 2100, Chicago, Illinois 60602. Ms. Cepeda is the beneficial owner of 3,795 shares of Common Stock of the Fund, which includes 2,000 shares of Common Stock she acquired on November 1, 1999.

   David F. Connor is the Secretary of the Fund. Since July 2000, Mr. Connor has been Vice President and Deputy General Counsel of Delaware Management Company.

   Roger J. Deshaies is a Director of the Fund. Since 1998, Mr. Deshaies has been Senior Vice President, Finance of Brigham and Women's Hospital, located at Executive Offices PBB-Admin. 4, 4020 Shattuck Street Receiving, Boston, Massachusetts 02115. Mr. Deshaies is the beneficial owner of 2,317 shares of Common Stock of the Fund.

   David K. Downes is a Director of the Fund and has been President of the Fund since February 2001. Mr. Downes is Executive Vice President, Chief Financial Officer, Chief Operating Officer and Trustee of Delaware Management Business Trust (of which the Adviser is a series).

   Barbara S. Kowalczyk is a Senior Vice President and Director, Corporate Planning & Development of Lincoln National Corporation, the parent corporation of the Fund's Adviser, located at 1500 Market Street, Philadelphia, Pennsylvania 19102.

   H. Thomas McMeekin is a Director of the Fund. Since 2000, Mr. McMeekin has been a Managing Partner of Griffin Investments, LLC, located at 320 West Laurier Place, Bryn Mawr, Pennsylvania 19101. Mr. McMeekin is the beneficial owner of 1,251 shares of Common Stock of the Fund.

   Daniel R. Toll is a Director of the Fund. Mr. Toll is a corporate and civic director, and his business address is 560 Green Bay Road, Suite 300, Winnetka, IL 60093. He is the beneficial owner of 1,000 shares of Common Stock of the Fund.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   The Fund's executive officers, Directors and 10% stockholders and certain persons who are directors, officers or affiliated persons of the Adviser are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Fund. Based solely on a review of copies of such reports furnished to the Fund through the date hereof, or written representations that no reports were required, the Fund believes that during fiscal year 2000 the filing requirements applicable to the above-mentioned persons were met.

                    SHAREHOLDERS OWNING 5% OR MORE OF A FUND

   As of the record date, March 26, 2001, Cede & Co., P.O. Box 20, Bowling Green Station, New York, NY 10004, was the owner of record of 5,431,101 shares (89.22%) of the outstanding Common Stock of the Fund. Other than as reported herein, the Fund has no knowledge of beneficial ownership of its shares.

                         DATE FOR STOCKHOLDER PROPOSALS

   Any stockholder proposals intended to be presented at the next Annual Meeting and be included in the proxy statement and proxy of the Fund must be in proper form and must be received on or before December 5, 2001. Any stockholder proposals intended to be presented at the next Annual Meeting, but not to be included in the proxy statement and proxy of the Fund, must be in proper form and must be received on or before January 14, 2002. All such proposals should be sent to the Secretary of the Fund, One Commerce Square, Philadelphia, Pennsylvania 19103. The inclusion and/or presentation of any such proposal is subject to the applicable requirements of the proxy rules under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

   The Board of Directors of the Fund does not know of any other matter or business that may be brought before the Annual Meeting. However, if any such matter or business properly comes before the Annual Meeting, it is intended that the persons named as proxies in the enclosed Proxy Card will vote in accordance with their best judgment.


                                                            /s/ David F. Connor

                                                            David F. Connor
                                                            Secretary
Dated April 10, 2001

   YOUR VOTE IS IMPORTANT! YOU ARE URGED TO SIGN, DATE AND MAIL YOUR EXECUTED
                                PROXY PROMPTLY.

                       This Page Intentionally Left Blank

                                  ATTACHMENT A

               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

                       LINCOLN NATIONAL INCOME FUND, INC.

                            AUDIT COMMITTEE CHARTER

Statement of Policy

   Each Audit Committee shall oversee the audit process and provide assistance to the Fund's Directors in fulfilling their responsibilities to the Fund relating to the fund accounting and reporting practices of the Fund, and the quality and integrity of the financial reports of the Fund. The Audit Committee's role is clearly one of overview and review and not of direct management of the fund accounting, reporting or audit processes. It is the responsibility of the Audit Committee to maintain a free and open means of communication among the Directors, the independent accountants and the Fund's officers.

   The outside auditor for the Fund shall be ultimately accountable to the Board of Directors and this Committee. This Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or, alternatively, to nominate the outside auditor to be proposed for shareholder approval in any proxy statements).

Membership

   The Audit Committee shall consist of a Chairman and at least two other Board members, all of whom shall have no relationship to the Fund that may interfere with the exercise of their independence from management and the Fund. The independence of the members of this Committee shall be interpreted in accordance with the Rules of the New York Stock Exchange regarding Audit Committee as promulgated from time to time. Each member of the Audit Committee shall be financially literate in the reasonable business judgement of the Board of Directors, or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise in the reasonable business judgement of the Board of Directors.

Principal Functions

   The Audit Committee Shall:

1. Review and reassess the adequacy of this charter on an annual basis. The Committee Chairman shall insure that the Fund provides the New York Stock Exchange written confirmation regarding: (1) any determination that the Board of Directors has made regarding the independence of Directors; (2) the financial literacy of the Audit Committee members; (3) the determination that at least one of the Audit Committee members has accounting or related financial management expertise; and (4) the annual review and reassessment of the adequacy of this Charter.

2. Review the audit reports of the Fund prepared by its designated certified public accounting firm outside auditor, recommend the selection of an outside auditor for the ensuing year, review the audit and non-audit fees paid to the Fund's certified public accountants, and review in draft form the Annual Report, SEC 10-K, and Annual Proxy Statements for recommendation to the full Board.

3. Ensure that the outside auditor submits on a periodic basis to this Committee a formal written statement delineating all relationships between the auditor and the Fund. This Committee shall also actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectively and independence of the outside auditor and shall make recommendations to the Board of Directors to take appropriate action in response to the outside auditors report to satisfy itself of the outside auditors' independence.

4. Review, in consultation with the independent accountants, the conduct and results of each external audit of the financial statements of the Fund, each certification, report or opinion rendered by the independent accountants in connection with each audit, each related management letter, and management's responses to any recommendations made by the independent accountants in connection with each audit.

5. Review, in consultation, as appropriate, with the independent accountants, the Fund's officers and the service contractors;

    a) Any disputes between the service contractors and the independent accountants that arise in connection with the audits and/or preparation of the financial statements;

    b) The independent accountant's review of each Fund's accounting and internal control procedures to check compliance with the rules and regulations of the SEC and other applicable requirements; and

    c) The review by the independent accountants (or other independent accountants) of the accounting and internal control procedures of the Fund's custodians and transfer agent to check compliance with the rules and regulations of the SEC and other applicable requirements.

    d) Consider, in consultation with the independent accountants and the Fund's officers, the scope and plan of forthcoming external audits and the review of the Fund's accounting and internal control procedures.

6. Consider, when presented by the Fund's officers, the service contractors or the independent accountants, material questions of choice with respect to appropriate accounting principles and practices to be used in the preparation of the Fund's financial statements.

7. Have the power to inquire into any financial matters in addition to those set forth above.

8. Review, in consultation with the Fund's officers and/or service contractors, any proposal to employ the independent accountants to render consulting or other non-audit services.

9. Report to the entire Fund's Board periodically and as requested on the performance of its responsibilities and its findings.

10. Perform such other functions as may be assigned to it by law, the Fund's charter, declaration of trust or by-laws, or by the Board.

Resource and Staff Assistance

   The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Audit Committee may request. The Audit Committee shall consult as they deem appropriate with personnel of the Fund, and/or others whose views would be considered helpful to the Audit Committee.

Meetings

The Audit Committee shall meet at least twice each year, to determine the firm to be recommended to be employed as the Fund's independent accountants and the proposed terms of such engagements, to discuss and approve the scope of the next year's audit of the financial statements, and to review the results of the audit for the prior year. The Audit Committee shall meet with the Fund's independent accountants at least once annually outside the presence of the Fund's officers and management representatives.

                               I M P O R T A N T

   Your vote is important. Regardless of the number of shares of the Fund's common stock you own, please vote as recommended by your Board of Directors by taking these two simple steps:

   1. PLEASE SIGN, DATE AND PROMPTLY MAIL the enclosed WHITE proxy card in the postage-paid envelope provided.

   2. DO NOT RETURN ANY GREEN PROXY CARD sent to you by Mr. Goldstein, not even as a vote of protest.

   IF YOU VOTED MR. GOLDSTEIN'S GREEN PROXY CARD BEFORE RECEIVING YOUR WHITE PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE SIMPLY BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD. THIS WILL CANCEL YOUR EARLIER VOTE. REMEMBER, ONLY YOUR LATEST DATE PROXY CARD WILL COUNT AT THE ANNUAL MEETING.

                  Instructions for "Street Name" Shareholders

   If you own your shares in the name of a brokerage firm (or other nominee), only your broker can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a WHITE card (or voting instruction form) on your behalf. You should also promptly sign, date and mail your WHITE card (or voting instruction form) when you receive it from your broker. Please do so for each separate account you maintain.

   You should return your WHITE proxy card at once to ensure that your vote is counted.

      If you have any questions or need assistance in voting your shares, please call D.F. King & Co., Inc. which is assisting us,
                          toll-free at 1-800-628-8536.

-------------------------------------------
Lincoln National Convertible
Securities Fund, Inc.





-------------------------------------------

-------------------------------------------

-------------------------------------------

PROXY STATEMENT

Notice of Annual Meeting
of Shareholders
-------------------------------------------
May 18, 2001

         LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC. (the "Fund")
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints David K. Downes and David F. Connor, or either of them, with the right of substitution, proxies of the undersigned at the Annual Meeting of Stockholders of the Fund indicated on this form to be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, on Friday, May 18, 2001 at 10:30 A.M. (CDT), or at any postponement or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote all of the shares of common stock of the Fund held by the undersigned, thereby revoking all previous proxies, upon any matters which may properly be acted upon at this meeting. Please refer to the proxy statement for a discussion of each of these matters.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NO. 1 AND NO. 2, AND "AGAINST" PROPOSALS NO. 3, NO. 4 AND NO.5. THE PERSONS NAMED ON THE PROXY CARD WILL USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.


                           PLEASE DATE AND SIGN NAME OR NAMES BELOW AS PRINTED ON THIS CARD TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

                           Date___________________________________________, 2001
                           Signature(s) (Joint Owners) (PLEASE SIGN WITHIN BOX)

Please fill in box(es) as shown using black or blue ink. X

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 AND A VOTE "FOR" PROPOSAL NO. 2.

                                                                                        FOR         WITHHOLD          FOR ALL
                                                                                        ALL           ALL              EXCEPT
1. To elect the following nominees as Class 2 Directors of the Fund.

                  1)  Richard M. Burridge   2)  David K. DownesI


If you checked "For All Except," write the withheld nominee's name above.


                                                                                        FOR         AGAINST           ABSTAIN

2. To ratify the selection of PricewaterhouseCoopers L.L.P. as independent auditors for the Fund for the fiscal year ending December 31, 2001.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSALS NO. 3,
NO. 4 AND NO. 5.

                                                                                        FOR         AGAINST           ABSTAIN

3. To vote on a shareholder proposal to request that the Fund be converted to an open-end fund.

4. To vote on a shareholder proposal to amend the Fund's by-laws to require the Fund to submit the investment advisory agreement to shareholders for approval each year.

5. To vote on a shareholder proposal to amend the Fund's by-laws to require approval by the shareholders of any lawsuit against a shareholder.

                                                                             533